EXHIBIT 10.20
FIRST AMENDMENT
TO CREDIT AGREEMENT AND GUARANTEE AND COLLATERAL AGREEMENT
This First Amendment to Credit Agreement and Guarantee and Collateral Agreement (this “Amendment”) dated and effective as of January 29, 2021 (the “First Amendment Effective Date”) by and among YEXT, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities party hereto (the “Lenders”) and SILICON VALLEY BANK (“SVB”), as the administrative agent and collateral agent (SVB, in such capacities, the “Administrative Agent”), and as the Issuing Lender and the Swingline Lender.

W I T N E S S E T H:
WHEREAS, the Borrower, the Administrative Agent, the Issuing Lender and the Swingline Lender are parties to that certain Credit Agreement dated as of March 11, 2020 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”);
WHEREAS, the Borrower and the Administrative Agent are parties to the Guarantee and Collateral Agreement (as defined in the Credit Agreement); and
WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent agree to modify and amend certain terms and conditions of the Credit Agreement and the Guarantee and Collateral Agreement, subject to the terms and conditions contained herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.Capitalized Terms. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement or in the other Loan Documents, as applicable.
2.Amendments to the Credit Agreement.
(a)The definition of Excluded Subsidiary in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:
(b)““Excluded Subsidiary”: any Subsidiary that is (a) not a Domestic Subsidiary of the Borrower or another Loan Party or (b) a Foreign Subsidiary Holding Company if becoming a Guarantor hereunder would reasonably be expected to result in adverse tax consequences to any Group Member; provided, that in the case of any of the foregoing, such Subsidiary is not otherwise required to become a Guarantor pursuant to Section 6.13.”
(c)The definition of Immaterial Subsidiary in Section 1.1 of the Credit Agreement is hereby deleted in its entirety.
(d)Section 4.15(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(b) [reserved].”

ny-2048831 v5

(e)Section 6.12(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(d)    Subject to Section 6.13, with respect to any direct Foreign Subsidiary that is an Excluded Subsidiary or any direct Foreign Subsidiary Holding Company that is an Excluded Subsidiary created or acquired after the Closing Date by any Loan Party, then except to the extent compliance with this Section 6.12 (x) is prohibited by existing Contractual Obligations (so long as such prohibition is not incurred in contemplation of such acquisition or the obligations hereunder) or Requirements of Law binding on such Subsidiary or its properties, or (y) could reasonably be expected to result in liability to the directors or officers of any such Foreign Subsidiary under applicable Requirements of Law, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement, as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such Foreign Subsidiary or Foreign Subsidiary Holding Company that is directly owned by any such Loan Party (provided that in no event shall more than 66% of the total outstanding voting Capital Stock of any such Foreign Subsidiary or Foreign Subsidiary Holding Company be required to be so pledged, except in the event that such Foreign Subsidiary shall cease to qualify as an Excluded Subsidiary pursuant to Section 6.13 below, in such case 100% of the total outstanding voting Capital Stock of such Foreign Subsidiary or Foreign Subsidiary Holding Company shall be required), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock (if certificated), together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, and take such other action (including, as applicable, the delivery of any foreign law pledge documents reasonably requested by the Administrative Agent) as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent’s security interest therein, and (iii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.”
(f)Section 6.13(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(a)    At any time that the consolidated total revenues of the Loan Parties fail to account for 70% or more of consolidated total revenues of the Group Members determined in accordance with GAAP for the four fiscal quarter period ending on the last day of the most recent period for which financial statements have been delivered after the Closing Date pursuant to Section 6.1(b), the Borrower shall promptly cause a sufficient number of Subsidiaries which are reasonably acceptable to the Administrative Agent (including for the avoidance of doubt any direct Foreign Subsidiaries as may be required to satisfy this Section 6.13) as are not then Guarantors to become a Guarantor (and deliver such documents, certificates and opinions as may be required to secure a perfected first priority Lien in favor of the Administrative Agent and as otherwise reasonably requested by the Administrative Agent) so that, when the total revenue of the Loan Parties are recalculated to include the revenues of such new Guarantors the total revenues of the Loan Parties shall account for 70% or more of consolidated total revenues of the Group Members determined ny-2048831 v5

in accordance with GAAP for the four fiscal quarter period ending on the last day of the most recent period for which financial statements have been delivered after the Closing Date pursuant to Section 6.1(b).”
(g)The lead-in paragraph of Section 7.8 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“7.8    Investments.    Make any advance, loan, extension of credit (by way of guarantee or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any payment on the Subordinated Promissory Note expected to be dated on or about January 31, 2021 by the Borrower in favor of Yext Sarl (which shall be deemed an Investment by the Borrower in Yext Sarl), or make any other investment in, any Person (all of the foregoing, “Investments”), except:”.
3.Amendments to Guarantee and Collateral Agreement.
(a)Clause (h) of the definition of “Excluded Assets” in Section 1.1 of the Guarantee and Collateral Agreement is hereby amended and restated in its entirety as follows:
“[reserved];”.
(b)Section 3.3(g) of the Guarantee and Collateral Agreement is hereby amended by deleting “(other than an Immaterial Subsidiary that is not a Guarantor).”
4.Conditions Precedent to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Administrative Agent:
(a)This Amendment shall have been duly executed and delivered by the respective parties hereto. The Administrative Agent shall have received a fully executed copy of this Amendment.
(b)All necessary consents and approvals to this Amendment shall have been obtained.
(c)Immediately, after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.
(d)Immediately after giving effect to this Amendment, the representations and warranties set forth in this Amendment, the Credit Agreement and the other Loan Documents, as amended by this Amendment, to which it is a party (i) that is qualified by materiality shall be true and correct, and (ii) that is not qualified by materiality, shall be true and correct in all material respects, in each case, on and as of such date as if made on and as of such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects (or all respects, as applicable) as of such earlier date.
(e)The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and ny-2048831 v5

expenses of legal counsel required to be paid hereunder or under any other Loan Document), on or before the First Amendment Effective Date.
5.Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders as follows:
(a)This Amendment is, and each other Loan Document to which it is or will be a party, when executed and delivered by each Loan Party that is a party thereto, will be the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.
(b)Immediately after giving effect to this Amendment, the representations and warranties set forth in this Amendment, the Credit Agreement and the other Loan Documents, as amended by this Amendment, to which it is a party (i) that is qualified by materiality shall be true and correct, and (ii) that is not qualified by materiality, shall be true and correct in all material respects, in each case, on and as of such date as if made on and as of such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects (or all respects, as applicable) as of such earlier date.
6.Payment of Costs and Fees. The Borrower shall pay to the Administrative Agent all reasonable costs, out-of-pocket expenses, and fees and charges of every kind in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto (which costs include, without limitation, the reasonable fees and expenses of any attorneys retained by the Administrative Agent) to the extent provided in Section 10.5 of the Credit Agreement.
7.Choice of Law. This Amendment and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the New York. Section 10.14 of the Credit Agreement is hereby incorporated by reference.
8.Counterpart Execution. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment.
9.Effect on Loan Documents.
(a)The Credit Agreement, as amended hereby, and each of the other Loan Documents, as amended hereby, shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate as a modification or waiver of any right, power, or remedy of the Administrative Agent or any Lender under the Credit Agreement or any other Loan Document except as expressly set forth herein. The modifications and other agreements herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse any non-

ny-2048831 v5

compliance with the Loan Documents, and shall not operate as a consent or waiver to any matter under the Loan Documents. To the extent any terms or provisions of this Amendment conflict with those of the Credit Agreement or other Loan Documents, the terms and provisions of this Amendment shall control.
(b)To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.
(c)This Amendment is a Loan Document.
10.Entire Agreement. This Amendment, and terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.
11.Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
[Signature pages follow]

ny-2048831 v5

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
BORROWER:

YEXT, INC.

By: /s/ Steven Cakebread
Name: Steven Cakebread
Title: Chief Financial Officer

ny-2048831 v5

ADMINISTRATIVE AGENT AND LENDER:
    SILICON VALLEY BANK

By:    /s/ Francis Covoccia
                         Name: Francis Covoccia
                         Title: Director
ny-2048831 v5